                                                                    EXHIBIT 5.1

                     [Letterhead of Dewey Ballantine LLP]

                                                  November 2, 1998

MTL Inc.
3108 Central Drive
Plant City, Florida 33567

      Re: 10% Series B Senior Subordinated Notes due 2006 and Series B Floating Interest Rate Subordinated Term Securities due 2006, (together, the "Exchange Notes")
                ---------------------------------------------------------------

Ladies and Gentlemen:

  We have acted as counsel for MTL Inc., a Florida corporation (the "Company"), in connection with the Company's offer to exchange (the "Exchange Offer") up to $140,000,000 aggregate principal amount of Exchange Notes which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for its existing 10% Senior Subordinated Notes due 2006 and Floating Interest Rate Subordinated Term Securities due 2006 (together, the "Old Notes"), as described in the Prospectus (the "Prospectus") contained in the Registration Statement on Form S-4 (the "Registration Statement"), to be filed with the Securities and Exchange Commission. The Old Notes were issued, and the Exchange Notes are proposed to be issued, under an indenture dated as of June 9, 1998 (the "Indenture"), between the Company and United States Trust Company of New York, as Trustee. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

  In arriving at the opinion expressed below, we have examined the Registration Statement, the Prospectus contained therein, the Indenture and Exchange Notes, which are filed as exhibits to the Registration Statement, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records, certificates, agreements and other matters as we have deemed necessary for the purposes of this opinion.

  In such examination, we have assumed, without independent investigation, (i) the genuineness of all signatures; (ii) the legal capacity of all individuals who have executed any of the documents reviewed by us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to executed documents of all unexecuted copies submitted to us; and (v) the authenticity of, and the conformity to, original documents of all documents submitted to us as certified or photocopied copies. As to certain factual matters material to our opinion, we have relied upon oral statements, written information and certificates of officials and representatives of the Company and others, and we have not independently verified the accuracy of the statements contained therein.

  Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that the Exchange Notes to be offered and issued by the Company have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture pursuant to which they will be issued and delivered in exchange for the applicable Old Notes in accordance with the Exchange Offer, will be validly issued and constitute binding obligations of the Company, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

  In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                          Very truly yours,

                                          /s/ Dewey Ballantine LLP
                                          -------------------------------------
                                          DEWEY BALLANTINE LLP